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                                                                       Exhibit 5


                               Hale and Dorr LLP
                               Counsellors at Law
                  60 State Street, Boston, Massachusetts 02109
                        617-526-6000 * FAX 617-526-5000


                                October 2, 1998


Entrust Technologies Inc.
2323 North Central Expressway
Richardson, Texas  75080

     Re:  Registration Statement on Form S-8
          ----------------------------------

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 9,585,654 shares of Common Stock, $.01 par value per share (the "Shares"), of Entrust Technologies Inc., a Maryland corporation (the "Company"), issuable under the Company's Amended and Restated 1996 Stock Incentive Plan (the "Incentive Plan").

     We have examined the Articles of Incorporation and Bylaws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts and the federal laws of the United States of America. To the extent that any other laws govern the matters as to which we are opining herein, we have assumed that such laws are identical to the state laws of the Commonwealth of Massachusetts, and we are expressing no opinion herein as to whether such assumption is reasonable or correct.
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Entrust Technologies Inc.
October 2, 1998
Page 2

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and the Shares, when issued and paid for in accordance with the terms of the Incentive Plan, will be validly issued, fully paid and nonassessable.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                              Very truly yours,


                              /s/ Hale and Dorr LLP

                              HALE AND DORR LLP